UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2006

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.

(Exact name of each registrant as specified in their charters)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

As described in Emergency Medical Services Corporation’s (“EMSC”) Proxy Statement for its 2006 Annual Meeting of Stockholders, American Medical Response, Inc. (“AMR”), a subsidiary of EMSC, has entered into an agreement with a group of skilled nursing facilities affiliated with Skilled Healthcare LLC. The effective date of this agreement is May 12, 2006. Pursuant to the agreement, AMR is a national preferred provider of non-emergency medical transportation services for 31 nursing homes, rehabilitation centers and assisted living facilities in five states. The agreement is terminable by either party on 60 days’ notice to the other, and upon shorter notice under certain circumstances. Affiliates of Onex Corporation, which own more than a majority of EMSC’s equity, own more than a majority of the equity of Skilled Healthcare Group, Inc., the parent company of Skilled Healthcare LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION (Registrant)

May 19, 2006	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman Executive Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P. (Registrant)

	By:	Emergency Medical Services Corporation, its General Partner

May 19, 2006	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman Executive Vice President and General Counsel